Exhibit 5.1

August 15, 2008

Fresenius Kabi Pharmaceuticals Holding, Inc.

Else-Kroener-Strasse 1

61352 Bad Homburg v.d.H.

Germany

Re:	Fresenius Kabi Pharmaceuticals Holding, Inc. — Registration Statement on
Form S-4

Ladies and Gentlemen:

We are acting as special counsel to Fresenius Kabi Pharmaceuticals Holding, Inc., a Delaware corporation (formerly Fresenius Kabi Pharmaceuticals Holding, LLC, a Delaware limited liability company) (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2008 under the Securities Act of 1933 (the “Securities Act”) and Amendment No. 1 to the Registration Statement (“Amendment No. 1 to the Registration Statement”) to be filed with the Commission on the date hereof under the Securities Act. The Registration Statement relates to the issuance of Contingent Value Rights (“CVRs”) by the Company pursuant to the Agreement and Plan of Merger, dated as of July 6, 2008 (the “Merger Agreement”), by and among Fresenius SE, a societas europaea organized under the laws of Germany (“Fresenius”), the Company, Fresenius Kabi Pharmaceuticals, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, and APP Pharmaceuticals, Inc., a Delaware corporation (“APP”), which provides for the merger of APP with and into Fresenius Kabi Pharmaceuticals, LLC, with APP as the surviving corporation and an indirect wholly-owned subsidiary of Fresenius (the “Merger”). The CVRs will be issued under the Contingent Value Rights Agreement (the “CVR Indenture”) to be entered into by and between the Company and The Bank of New York Mellon Trust Company, a national association (the “Trustee”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement and Amendment No. 1 to the Registration Statement;

(b)	an executed copy of the Merger Agreement;

Fresenius Kabi Pharmaceuticals Holding, Inc.

August 15, 2008

(c)	the form of CVR Indenture filed as an annex to the Registration Statement;

(d)	the form of certificates representing the CVRs (the “CVR Certificates”);

(e)	the Certificate of Incorporation of the Company, as currently in effect;

(f)	the By-Laws of the Company, as currently in effect;

(g)	certain resolutions of the sole member of Fresenius Kabi Pharmaceuticals Holding, LLC and of the Board of Directors of the Company relating to the transactions contemplated by the Merger Agreement and the CVR Indenture; and

(h)	the Form T-1 of the Trustee to be filed as an exhibit to Amendment No. 1 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and (except to the extent expressly set forth below) the validity and binding effect thereof on such parties. We have also assumed that the CVRs will be issued in a form that complies with the CVR Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that (a) the Company has complied and will comply with all aspects of all relevant jurisdictions (including the laws of the State of Delaware) in connection with the transactions contemplated by, and the performance of its obligations under, the CVR Indenture other than the laws of the State of New York and the Delaware General Corporate Law and (b) the execution and delivery by the Company of the CVR Indenture, and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinion set forth below is limited to (i) the Delaware General Corporation Law and (ii) those laws of the State of New York that, in our experience, are normally applicable

Fresenius Kabi Pharmaceuticals Holding, Inc.

August 15, 2008

to transactions of the type contemplated by the CVR Indenture and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein stated. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Merger becomes effective under applicable law, (ii) the CVR Indenture is duly authorized, executed and delivered by the Trustee and duly executed and delivered by the Company, and (iii) the CVR Certificates (in the form examined by us) have been duly executed by the Company and authenticated by the Trustee, in each case in accordance with the terms of the CVR Indenture, and have been delivered upon consummation of the Merger in accordance with the terms of the Merger Agreement, the CVRs will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (b) the applicability or effect of any fraudulent transfer, preference or similar law on any of the transactions contemplated by the CVR Indenture or the Merger Agreement.

We hereby consent to the filing of this opinion with the Commission as exhibit 5.1 to Amendment No.1 to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Skadden, Arps, Slate, Meagher & Flom (UK) LLP